Exhibit 99.1
I. INDIVIDUAL SMOKER CASES
District of Columbia
Sims, et al. v. Philip Morris, Inc., et al., Case No. 1:01-CV-01107-GK, USDC, District of Columbia (case filed 5/23/01). Three individuals suing. In February 2003, the court denied plaintiffs’ motion for class certification. Plaintiffs subsequently filed motions seeking reconsideration and reversal of the order denying class certification, which motions were denied by the court in December 2006. No appeals were taken. This case is dormant.
Florida
a) Engle Progeny Cases.
Pursuant to the Florida Supreme Court’s July 2006 ruling in Engle v. Liggett Group Inc., which decertified the Engle class on a prospective basis, former class members had one year from January 11, 2007 to file individual lawsuits. In addition, some individuals who filed suit prior to January 11, 2007, and who claim they meet the conditions in Engle, are attempting to avail themselves of the Engle ruling. Lawsuits by individuals requesting the benefit of the Engle ruling, whether filed before or after the January 11, 2007 mandate, are referred to as the Engle progeny cases. Certain of these cases were previously listed in this Exhibit 99.1, but are now generally referred to in this paragraph. As of March 31, 2009, Liggett and/or the Company were named in approximately 3,200 Engle progeny cases in both state and federal courts in Florida. These cases include approximately 8,750 plaintiffs, approximately 3,200 of whom have claims pending in federal court. Duplicate cases were filed in federal and state court on behalf of approximately 660 of these plaintiffs. The majority of the cases pending in federal court are stayed pending the outcome of an appeal to the Eleventh Circuit Court of Appeals of several district court orders in which it was found that the Florida Supreme Court’s decision in Engle was unconstitutional. The total number of cases will likely increase as the court may require multi-plaintiff cases to be severed into individual cases. The total number of plaintiffs may increase as a result of attempts by existing plaintiffs to add additional parties. For more information on the Engle case, see Note 8. Contingencies. At present, trials have been scheduled or are likely to be scheduled for approximately 45 alleged Engle progeny cases during 2009 and 2010. These cases, and certain other alleged Engle progeny cases, are described below:
Abbott v. Philip Morris, et al., Case No. 07-36885, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 12/31/07). One individual suing on behalf of the estate of a deceased smoker. The case is presently scheduled for the trial period of 03/29/10-06/25/10.
Alexander v. R.J. Reynolds, et al., Case No. 01-2008-CA-5067, Circuit Court of the 8th Judicial Circuit, Florida, Alachua County (case filed 01/10/08). One individual suing on behalf of the estate of a deceased smoker. The case is presently scheduled for the 2 week trial period starting 05/03/10.
Barbanell v. R.J. Reynolds, et al., Case No. 07-367-37, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 12/28/07). One individual suing on behalf of the estate of a deceased smoker. The case is presently scheduled for the trial period of 04/27/09-06/26/09.

Bronstein, et al., v. R. J. Reynolds et al., Case No. 08-026341, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 06/09/08). Two individuals suing. The case is presently scheduled for the trial period of 03/19/10-06/25/10.
Budnick v. R.J. Reynolds, et al., Case No. 07-36734, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 12/28/07). One individual suing on behalf of the estate of a deceased smoker. The case is presently scheduled for the trial period of 09/29/09 — 12/18/09.
Buonomo v. R. J. Reynolds et al., Case No. 08-19612, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 05/02/08). One individual suing on behalf of the estate of a deceased smoker. The case is presently scheduled for the trial period of 06/29/09 — 08/31/09.
Calloway v. R. J. Reynolds et al., Case No. 08-21770, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 05/15/08). One individual suing on behalf of the estate of a deceased smoker. The case is presently scheduled for the trial period of 12/18/09 — 03/26/10.
Campbell v. R. J. Reynolds, et al., Case No. 2008-2147, Circuit Court of the 1st Judicial Circuit, Florida, Escambia County (case filed 07/08/08). One individual suing on behalf of the estate. The case is presently scheduled for the trial period of 07/13/09 — 08/22/09.
Cohen, et al., v. R.J. Reynolds, et al., Case No. 07-33326, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 12/04/07). Two individuals suing. The case is presently scheduled for the trial period of 09/29/09 - 12/18/09.
Dawson, et al., v. R.J. Reynolds, et al., Case No. 07-35005, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 12/14/07). Two individuals suing. The case is presently scheduled for the trial period of 09/29/09 -12/18/09.
Evers v. R. J. Reynolds et al., Case No. 08 9154, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 11/02/07). One individual suing on behalf of the estate of a deceased smoker. The case is presently scheduled for the trial period begins 10/12/09.
Ferlanti v. Liggett Group LLC, Case No. 03-21697, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 12/11/03). One individual suing as Personal Representative of the estate and survivors of a deceased smoker. Liggett is the sole defendant in this action. Plaintiff amended her original action to assert her status as a decertified Engle class member. Trial commenced on February 19, 2009. The jury found that plaintiff was not a member of the Engle class. On March 6, 2009, the jury returned a verdict for plaintiff in the amount of $1,200,000 and found plaintiff 40% at fault. The final judgment was entered on March 30, 2009. Liggett has appealed the verdict. No punitive damages were awarded. On May 1, 2009, the court granted plaintiff’s motion for an award of attorneys’ fees, but, has not set a hearing to determine the amount of the award.
Greene v. R.J. Reynolds, et al., Case No. 08-22567, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 05/20/08). One individual suing on behalf of the estate of a deceased smoker. The case is presently scheduled for the trial period of 06/29/09 -09/25/09.
Gregg v. R.J. Reynolds, et al., Case No. 08-000-730, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 01/09/08). One individual suing on behalf of the estate of a deceased smoker. The case is presently scheduled for the trial period starting 08/09.
Grossman, et al., v. R.J. Reynolds, et al., Case No. 08-25828, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 06/05/08). Two individuals suing. The case is presently scheduled for the trial period of 06/29/09 - 09/25/09.

Hall v. R.J. Reynolds, et al., Case No. 01-2008-CA-3979, Circuit Court of the 8th Judicial Circuit, Florida, Alachua County (case filed 07/25/08). One individual suing on behalf of the estate of a deceased smoker. The case is presently scheduled for the 2 week trial period starting 04/05/10.
Harris, et al., v. R.J. Reynolds, et al., Case No. 07-35926, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 12/21/07). Two individuals suing. The case is presently scheduled for the trial period of 01/04/10 -03/26/10.
Hatziyannakas v. R.J. Reynolds, et al., Case No. 07-36751, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 12/28/07). One individual suing on behalf of the estate of a deceased smoker. The case is presently scheduled for the trial period of 01/04/10 -03/26/10.
Higgins v. R. J. Reynolds et al., Case No. 08-007441, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 04/03/08). One individual suing on behalf of the estate of a deceased smoker. The case is presently scheduled for the trial period beginning 03/09.
Jenkins v. Philip Morris et al., Case No. 07-15069, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 11/02/07). One individual suing on behalf of the estate of a deceased smoker. The case is presently scheduled for the trial period beginning 05/09.
Kaplan v. R.J. Reynolds, et al., Case No. 08-26341, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 05/01/08). One individual suing. The case is presently scheduled for the trial period 04/27/09-06/26/09.
Kirkland v. R.J. Reynolds, et al., Case No. 08-673, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 01/09/08). One individual suing. The case is presently scheduled for the trial period starting 07/09.
Lapidus-Carlson v. R.J. Reynolds, et al., Case No. 07-34496, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 12/12/07). One individual suing on behalf of the estate of a deceased smoker. The case is presently scheduled for the trial period of 04/27/09 — 06/26/09.
Lukacs v. R. J. Reynolds Tobacco Company, et al., Case No. 01-38-22 CA23, Circuit Court of the 11th Judicial Circuit, Florida, Miami-Dade County (case filed 12/15/01). One individual suing as Personal Representative of the estate and survivors of a deceased smoker, as a decertified Engle class member. In June 2002, the jury awarded $37,500,000 in compensatory damages, jointly and severally, which was subsequently reduced by the court. The jury found Liggett 50% responsible. In August 2008, the court entered judgment in the amount of $24,835,000, plus interest from June 2002. In October 2008, plaintiff withdrew her request for punitive damages. In November 2008 the court entered final judgment. In December 2008 the defendants appealed the decision to the Third District Court of Appeal. Briefing is underway. For more information on the Lukacs case, see Note 8. Contingencies.
McKinney v. R.J. Reynolds, et al., Case No. 01-2008-CA-0152, Circuit Court of the 8th Judicial Circuit, Florida, Alachua County (case filed 01/08/08). One individual suing on behalf of the estate of a deceased smoker. The case is presently scheduled for the 2 week trial period starting 06/07/10.

Mobley, et al., v. R.J. Reynolds, et al., Case No. 08-687, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 01/09/08). Two individuals suing. The case is presently scheduled for the three week trial period starting 07/09.
Morrissette-Stege v. R.J. Reynolds, et al., Case No. 07-34194, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 12/10/07). One individual suing on behalf of the estate of a deceased smoker. The case is presently scheduled for the trial period of 03/29/10 — 06/25/10.
Naugle v. R.J. Reynolds, et al., Case No. 07-036736, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 12/28/07). One individual suing. The case is presently scheduled for the trial period of 09/29/09 - 12/18/09.
Palmieri, et al., v. R.J. Reynolds, et al., Case No. 07-26287, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 10/10/07). Two individuals suing. The case is presently scheduled for the trial period of 09/29/09-12/18/09.
Pappas v. R.J. Reynolds, et al., Case No. 07-22785, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 09/10/07). One individual suing. The case is presently scheduled for the trial period of 01/04/10-03/26/10.
Patterson v. R.J. Reynolds, et al., Case No. 08-CA-6853, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 03/28/08). One individual suing. The case is presently scheduled for the trial period from 09/29/09 - 12/18/09.
Putney v. R.J. Reynolds, et al., Case No. 07-36668, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 12/28/07). One individual suing on behalf of the estate of a deceased smoker. The case is presently scheduled for the trial period of 03/29/10 — 06/25/10.
Rearick v. R. J. Reynolds et al., Case No. 08-CA-66-K, Circuit Court of the 16th Judicial Circuit, Florida, Monroe County (case filed 01/10/08). One individual suing on behalf of the estate of a deceased smoker. The case is presently scheduled for the trial period starting 09/10/09.
Riskus v. R.J. Reynolds, et al., Case No. 08-11214, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 05/21/08). One individual suing on behalf of the estate of a deceased smoker. The case is presently scheduled for the trial period of 09/14/09 — 10/02/09.
Rodriquez v. R.J. Reynolds, et al., Case No. 08-9153, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 04/25/08). One individual suing on behalf of the estate of a deceased smoker. The case is presently scheduled for the trial period starting 11/02/09.
Rohr v. R.J. Reynolds, et al., Case No. 07-34472, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 12/12/07). One individual suing on behalf of the estate of a deceased smoker. The case is presently scheduled for the trial period of 03/29/10 — 06/25/10.
Root v. R. J. Reynolds et al., Case No. 08-706, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 01/09/08). One individual suing on behalf of the estate of a deceased smoker. The case is presently scheduled for the trial period starting 03/09.

Salvino v. R. J. Reynolds et al., Case No. 07-25702, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 10/05/07). One individual suing on behalf of the estate of a deceased smoker. The case is presently scheduled for the trial period of 04/27/09-06/26/09.
Singerman v. R.J. Reynolds et al., Case No. 08-22573, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 05/20/08). One individual suing on behalf of the estate of a deceased smoker. The case is presently scheduled for the trial period of 01/04/10 — 03/26/10.
Snow v. Philip Morris et al., Case No. 08-7474, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 04/04/08). One individual suing on behalf of the estate of a deceased smoker. The case is presently scheduled for the trial period starting 02/09.
Southerden v. R.J. Reynolds, et al., Case No. 01-2008-CA-3116, Circuit Court of the 8th Judicial Circuit, Florida, Alachua County (case filed 06/09/08). One individual suing on behalf of the estate of a deceased smoker. The case is presently scheduled for the 2 week trial period starting 01/04/10.
Talenfeld v. R.J. Reynolds, et al., Case No. 08-22565, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 05/20/08). One individual suing on behalf of the estate of a deceased smoker. The case is presently scheduled for the trial period of 06/29/09 — 08/31/09.
Thalji v. R.J. Reynolds, et al., Case No. 07-14595-D, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 11/01/07). One individual suing on behalf of the estate of a deceased smoker. The case is presently scheduled for the trial period starting 06/09.
Townsend v. R.J. Reynolds, et al., Case No. 01-2008-CA-3978, Circuit Court of the 8th Judicial Circuit, Florida, Alachua County (case filed 07/25/08). One individual suing on behalf of the estate of a deceased smoker. The case is presently scheduled for the 2 week trial period starting 02/01/10.
Tucci v. R.J. Reynolds, et al., Case No. 08-19619, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 05/02/08). One individual suing on behalf of the estate of a deceased smoker. The case is presently scheduled for the trial period of 06/29/09 -09/25/09.
Weick v. Philip Morris, et al., Case No. 08-6827, Circuit Court of the 13th Judicial Circuit, Florida, Hillsborough County (case filed 03/28/08). One individual suing on behalf of the estate of a deceased smoker. The case is presently scheduled for the trial period starting 04/09.
Willis v. R.J. Reynolds et al., Case No. 08-CA-006859, Circuit Court of the 12th Judicial Circuit, Florida, Manatee County (case filed 10/09/08). One individual suing. The case is presently scheduled for the trial period of 10/5/09 - 10/23/09.
b) Other Individual Cases.
Bryant v. Philip Morris Incorporated, et al., Case No. 50-2008-CA-25429 (AJ), Circuit Court of the 15th Judicial Circuit, Florida, Palm Beach County (case filed 8/25/08). One individual suing as personal representative of the estate and survivors of a deceased smoker.
Caldwell v. Philip Morris Inc., Case No. 08-000391 (AA), Circuit Court of the 15th Judicial Circuit, Florida, Palm Beach County (case filed 1/7/08). One individual suing on behalf of the estate and survivors of a deceased smoker.

Cowart v. Liggett Group Inc., Case No. 98-01483CA, Circuit Court of the 4th Judicial Circuit, Florida, Duval County (case filed 3/16/98). One individual suing. Liggett is the only tobacco company defendant. The case is dormant.
Davis, et al. v. Liggett Group Inc., et al., Case No. 02-48914, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 10/4/02). Liggett is the only defendant in this action. In April 2004, a jury awarded compensatory damages of $540,000 against Liggett, plus interest, which was paid by Liggett in February 2009, after the award was affirmed on appeal. In addition, plaintiff’s counsel was awarded legal fees of $752,000. In March 2008, the Fourth District Court of Appeal reversed and remanded the legal fee award for further proceedings in the trial court. A hearing on the legal fees will be set for sometime during the period 6/29/09 — 9/25/09.
Diamond v. R.J. Reynolds Tobacco Co., et al., Case No. 08-24533, Circuit Court of the 17thJudicial Circuit, Florida, Broward County (case filed 5/30/08). One individual suing.
Fine v. Philip Morris Inc., Case No. 08-000383 (AA), Circuit Court of the 15th Judicial Circuit, Florida, Palm Beach County (case filed 1/7/08). One individual suing on behalf of the estate and survivors of a deceased smoker.
Grose v. R.J. Reynolds Tobacco Co., et al., Case No. 08-38276, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 8/15/08). One individual suing as personal representative of the estate and survivors of a deceased smoker.
Hikin, et al. v. Philip Morris Incorporated, et al., Case No. 08-57479, Circuit Court of the 17th Judicial Circuit, Florida, Broward County (case filed 11/21/08). Two individuals suing.
Laschke, et al. v. R.J. Reynolds, et al., Case No. 96-8131-CI-008, Circuit Court of the 6th Judicial Circuit, Florida, Pinellas County (case filed 12/20/96). Two individuals suing. The dismissal of the case was reversed on appeal, and the case was remanded to the trial court. Motions to dismiss were filed by the defendants and are pending.
Levine v. R.J. Reynolds Tobacco Company, et al., Case No. CL 95-98769 (AH), Circuit Court of the 15th Judicial Circuit, Florida, Palm Beach County (case filed 7/24/96). One individual suing. Plaintiff asserted claims for negligence and strict liability against each defendant and a claim for punitive damages against R.J. Reynolds. Although, plaintiff’s Liggett brand history is limited, a motion for summary judgment was denied by the court. On February 27, 2009 plaintiff passed away. The case is inactive while a decision is made by plaintiff’s estate as to whether to pursue the matter.
Meckler, et al. v. Liggett Group Inc., Case No. 97-03949-CA, Circuit Court of the 4th Judicial Circuit, Florida, Duval County (case filed 7/10/97). One individual suing. Liggett is the only tobacco company defendant. The case is dormant.
Rawls, et al. v. Liggett Group Inc., Case No. 97-01354 CA, Circuit Court of the 4th Judicial Circuit, Florida, Duval County (case filed 3/6/97). One individual suing. Liggett is the only tobacco company defendant. The case is dormant.
Spivak v. Philip Morris Incorporated, et al., Case No. 08-19309 (AH), Circuit Court of the 15th Judicial Circuit, Florida, Palm Beach County (case filed 6/26/08). One individual suing as personal representative of the estate and survivors of a deceased smoker.

Spry, et al. v. Liggett Group LLC, et al., Case No. 06-31216 CICI, Circuit Court of the 7th Judicial Circuit, Florida, Volusia County (case filed 7/27/06). Two individuals suing. Discovery is pending.
Louisiana
Dimm, et al. v. R.J. Reynolds, et al., Case No. 53919, Circuit Court of the 18th Judicial District Court, Louisiana, Iberville Parish (case filed 7/25/00). Seven individuals suing.
Hunter, et al. v. R. J. Reynolds Tobacco Company, et al., Case No. 2002/18748m, Circuit Court of the Civil District Court, Louisiana, Parish of Orleans (case filed 12/4/02). Two individuals suing.
Newsom, et al. v. R.J. Reynolds, et al., Case No. 105838, Circuit Court of the 16th Judicial District Court, Louisiana, St. Mary Parish (case filed 5/17/00). Five individuals suing.
Oser v. The American Tobacco Co., et al., Case No. 97-9293, Circuit Court of the Civil District Court, Louisiana, Parish of Orleans (case filed 5/27/97). One individual suing.
Reese, et al. v. R. J. Reynolds Tobacco Company, et al., Case No. 2003-12761, Circuit Court of the 22nd Judicial District Court, Louisiana, St. Tammany Parish (case filed 6/10/03). Five individuals suing.
Maryland
Jones, et ux. v. Liggett Group LLC, et al., Case No. 24-X-08-000036, Circuit Court for Baltimore City, (case filed 1/18/09). Plaintiff is suing certain cigarette and asbestos manufacturers for injuries allegedly caused by exposure to cigarette smoke and asbestos. Defendants’ filed a motion to dismiss and on February 24, 2009, plaintiff filed a response.
Mueller, Jr. et ux. v. Liggett Group LLC, et al., Case No. 24-X-06-000259, Circuit Court for Baltimore City, (case filed 10/10/08). One individual, Ada Mueller as personal representative of and surviving spouse of Louis Mueller, is suing certain cigarette and asbestos manufacturers for decedent’s injuries allegedly caused by exposure to cigarette smoke and asbestos. On January 9, 2009, Liggett filed an Answer and adopted a motion to dismiss filed by certain cigarette manufacturing defendants.
Slaughter, et al., v. John Crane-Houdaille, Inc., et al., Case No. 24-X-06-000394, Circuit Court for Baltimore City, (case filed 2/10/09). Plaintiff is suing individually and as Personal Representative of the Estate of a deceased smoker. Plaintiffs seek damages allegedly caused to decedent by exposure to asbestos and cigarettes, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett.
Lester, et al., v. John Crane-Houdaille, Inc., et al., Case No. 24-X-06-00068, Circuit Court, Baltimore City, (case filed 5/10/09). Plaintiff is suing individually and as Personal Representative of the Estate of William T. Sammons. Plaintiffs seek damages allegedly caused to decedent by exposure to asbestos and cigarettes, with claims against certain asbestos manufacturer defendants and certain tobacco company defendants, including Liggett.

Mississippi
Granger v. B.A.T. Industries, P.L.C., et al., Civil Action No. 3:08- CV -216-HTW-LRA         , United States District Court, Southern District of Mississippi, Jackson Division (case filed 3/5/08). One individual suing. The case was originally filed in the Circuit Court of Copiah County, Mississippi and was removed to Federal Court in April 2008. The case has been set for trial in January 2011.
Missouri
Nuzum v. Brown & Williamson Tobacco Corporation, et al., Case No. 03-CV-237237, Circuit Court, Missouri, Jackson County (case filed 5/21/03). Two individuals suing. Discovery is pending. Trial is scheduled for October 19, 2009.
New York
Brantley v. The American Tobacco Company, et al., Case No. 114317/01, Supreme Court of New York, New York County (case filed 7/23/01). One individual suing.
Debobes v. The American Tobacco Company, et al., Case No. 29544/92, Supreme Court of New York, Nassau County (case filed 10/17/97). One individual suing.
Gouveia, et al. v. Fortune Brands, Inc., et al., Case No. 210671/04, Supreme Court of New York, Rensselaer County (case filed 9/16/1997). Two individuals suing. A Note of Issue was served on February 12, 2008. Summary Judgment motions had been filed in May 2008, but the court ordered that the parties revise and brief these motions after the outcome of a Court of Appeals case, Rose v. Brown & Williamson Tobacco Corp. Defendants filed the revised summary judgment motions on March 23, 2009.
Hausrath, et al. v. Philip Morris Inc., et al., Case No. I2001-09526, Supreme Court of New York, Erie County (case filed 01/24/02). Two individuals suing. This is a Liggett only case as all other defendants were voluntarily dismissed by plaintiffs.
James v. The American Tobacco Company, et al., Case No. 103034/02, Supreme Court of New York, New York County (case filed 4/4/97). One individual suing.
Shea, et al. v. The American Tobacco Company, et al., Case No. 008938/03, Supreme Court of New York, Nassau County (case filed 10/17/97). Two individuals suing.
Standish v. The American Tobacco Company, et al., Case No. 18418-97, Supreme Court of New York, Bronx County (case filed 7/28/97). One individual suing.
Tomasino, et al. v. The American Tobacco Company, et al., Case No. 027182/97, Supreme Court of New York, Nassau County (case filed 9/23/97). Two individuals suing.
Tormey, et al. v. The American Tobacco Company, et al., Case No. 2005-0506, Supreme Court of New York, Onondaga County (case filed 1/25/05). Two individuals suing.

Yedwabnick, et al. v. The American Tobacco Company, et al., Case No. 20525/97, Supreme Court of New York, Queens County (case filed 9/19/97). One individual suing. A Note of Issue requesting a trial date is scheduled to be filed on October 30, 2009.
Ohio
Croft, et al. v. Akron Gasket & Packing, et al., Case No. CV04541681, Court of Common Pleas, Ohio, Cuyahoga County (case filed 8/25/05). Two individuals suing.
West Virginia
Brewer, et al. v. The American Tobacco Company, et al., Case No. 01-C-82, Circuit Court, West Virginia, Ohio County (case filed 3/20/01). Two individuals suing.
Little v. The American Tobacco Company, et al., Case No. 01-C-235, Circuit Court, West Virginia, Ohio County (case filed 6/4/01). One individual suing.
II. CLASS ACTION CASES
a) Smoking Related
Brown, et al. v. American Tobacco Co., Inc., et al., Case No. 711400, Superior Court of California, County of San Diego (case filed 10/1/97). In April 2001, under the California Unfair Competition Laws and the Consumer Legal Remedies Act, the court granted in part the plaintiffs’ motion for certification of a class composed of residents of California who smoked at least one of the defendants’ cigarettes from June 10, 1993 through April 23, 2001, and who were exposed to the defendants’ marketing and advertising activities in California. The action was brought against the major U.S. cigarette manufacturers, including Liggett, seeking to recover restitution, disgorgement of profits and other equitable relief under California Business and Professions Code. Certification was granted as to the plaintiffs’ claims that the defendants violated § 17200 of the California Business and Professions Code pertaining to unfair competition. The court, however, refused to certify the class under the California Legal Remedies Act or the plaintiffs’ common law claims. Following the November 2004 passage of a proposition in California that changed the law regarding cases of this nature, the defendants moved to decertify the class. In March 2005, the court granted the defendants’ motion. In May 2005, the plaintiffs appealed. In September 2006, the California Court of Appeal affirmed the order decertifying the class. In October 2006, the plaintiffs filed a petition for review with the California Supreme Court. The petition for review was granted in November 2006. Oral argument was held on March 3, 2009 and a decision is expected in June 2009.
Cleary, et al. v. Philip Morris, Inc., et al., Case No. 09 CV 1956, U.S. District Court for Northern District of Illinois (case originally filed 6/3/98 in Circuit Court of Cook County, Illinois). The action was brought on behalf of persons who have allegedly been injured by (1) the defendants’ purported conspiracy pursuant to which defendants allegedly concealed material facts regarding the addictive nature of nicotine; (2) the defendants’ alleged acts of targeting their advertising and marketing to minors; and (3) the defendants’ claimed breach of the public’s right to defendants’ compliance with laws prohibiting the distribution of cigarettes to minors. The plaintiffs request that the defendants be required to disgorge all profits unjustly received through their sale of cigarettes to plaintiffs. In March 2006 the court dismissed count V (public nuisance) and count VI (unjust enrichment). In July 2006, the plaintiffs filed a motion for class certification and a class certification hearing was conducted in September 2007. The parties are awaiting a decision. Merits discovery was stayed pending a ruling by the court on class certification; class certification discovery is ongoing. On March 3, 2009, plaintiffs filed a Third Amended Complaint replacing one named class representative with a new plaintiff and adding new allegations regarding defendants’ sale of “light” cigarettes. In March 2009, defendants filed a notice of removal to the United States District Court for the Northern District of Illinois. In April 2009, plaintiffs filed a motion to remand the case back to the Circuit Court of Cook County. On April 17, 2009, plaintiffs in 11 lights class actions, including Schwab, moved to consolidate these 11 actions for pretrial proceedings before Judge Jack Weinstein in the Eastern District of New York in a Multi-district Litigation entitled In Re: Light Cigarettes Product Liability Litigation.

In Re: Tobacco Litigation (Personal Injury Cases), Case No. 00-C-5000, Circuit Court, West Virginia, Ohio County (case filed 1/18/00). Although not technically a class action, the court consolidated approximately 750 individual smoker actions that were pending prior to 2001 for trial on some common related issues. Liggett was severed from trial of the consolidated action. A conference was held on February 10, 2009 which put into place a new case management order and set a trial date for February 1, 2010. For more information on this case, see Note 8. Contingencies.
Parsons, et al. v. A C & S Inc., et al., Case No. 98-C-388, Circuit Court, State of West Virginia, Kanawha County (case filed 4/9/98). This personal injury class action is brought on behalf of plaintiff’s decedent and all West Virginia residents who allegedly have personal injury claims arising from their exposure to cigarette smoke and asbestos fibers. The case is stayed as a result of the December 2000 bankruptcy petitions filed by three defendants in the United States Bankruptcy Court for the District of Delaware.
Schwab, et al. [McLaughlin] v. Philip Morris USA, Inc., et al., Case No. 1:04-CV-01945-JBW-SMG, USDC, Eastern District of New York (case filed 5/11/04). This class action sought economic damages on behalf of plaintiffs and all others similarly situated under the RICO act challenging the practices of defendants in connection with the marketing, advertising, promotion, distribution and sale of “light” cigarettes. In September 2006, the court certified a nationwide class of “light” smokers. The defendants appealed the certification and, in April 2008, the United States Court of Appeals for the Second Circuit decertified the class. The case has been remanded to the district court. To date, no further proceedings have been held. The time for defendants to respond to the Second Amended Complaint is May 6, 2009. On April 17, 2009, plaintiffs in 11 lights class actions, including Schwab, moved to consolidate these 11 actions for pretrial proceedings before Judge Jack Weinstein in the Eastern District of New York in a Multi-district Litigation entitled In Re: Light Cigarettes Product Liability Litigation.
Young, et al. v. The American Tobacco Company, et al., Case No. 2:97-CV-03851, Civil District Court, State of Louisiana, Orleans Parish (case filed 11/12/97). This purported personal injury class action is brought on behalf of plaintiff and all similarly situated residents in Louisiana who, though not themselves cigarette smokers, have been exposed to secondhand smoke from cigarettes which were manufactured by the defendants, and who suffered injury as a result of that exposure. The plaintiffs seek to recover an unspecified amount of compensatory and punitive damages. In October 2004, the trial court stayed this case pending the outcome of the appeal in Scott v. American Tobacco Co., Inc. For more information on the Scott case, see Note 8. Contingencies.
b) Price Fixing
Smith, et al. v. Philip Morris Companies, Inc., et al., Case No. 00-CV-26, District Court, Kansas, Seward County (case filed 2/7/00). In this class action, plaintiffs allege that defendants conspired to fix, raise, stabilize, or maintain prices for cigarettes in the State of Kansas. The court granted class certification in November 2001 and discovery is proceeding. No trial date has been set.

III. GOVERNMENTAL ACTIONS
City of St. Louis, et al. v. American Tobacco Company, Inc., et al., Case No. CV-982-09652, Circuit Court, State of Missouri, City of St. Louis (case filed 12/4/98). City of St. Louis and approximately 40 hospitals (approximately 50 hospitals were originally sued, but nine dismissed their claims with prejudice) seek to recover past and future costs expended to provide healthcare to Medicaid, medically indigent, and non-paying patients suffering from tobacco-related illnesses, from multiple defendants including Liggett Group LLC and Vector Group Ltd.. In June 2005, the court granted defendants’ motion for summary judgment as to claims for damages which accrued prior to November 16, 1993. The claims for damages which accrued after November 16, 1993 are pending. Discovery is pending. Trial is scheduled to commence on June 7, 2010.
Crow Creek Sioux Tribe v. American Tobacco Company, et al., Case No. CV 97-09-082, Tribal Court of the Crow Creek Sioux Tribe, State of South Dakota (case filed 9/26/97). The plaintiffs seek to recover actual and punitive damages, restitution, funding of a clinical cessation program, funding of a corrective public education program and disgorgement of unjust profits from sales to minors. The case is dormant.
IV. THIRD-PARTY PAYOR ACTIONS
General Health Services (Kupat Holim Clalit) v. Philip Morris, Inc., et al., Case No. 1571/98, District Court, Jerusalem, Israel (case filed 9/28/98). General Health Services seeks to recover the past and future value of the total expenditures for health-care services provided to residents of Israel resulting from tobacco related disease along with interest, increased and/or exemplary damages and costs. Motions filed by the defendants are pending before the Israel Supreme Court, seeking appeal from a lower court’s decision granting leave to plaintiff for foreign service of process. A hearing occurred in March 2005. A decision is pending. For more information on the General Health Services case, see Note 8. Contingencies.
National Committee to Preserve Social Security and Medicare, et al. v. Philip Morris USA, Inc., et al., 1:08-CV-02021-RJD-JO, USDC, Eastern District of New York (case filed 5/20/08). Plaintiffs filed this action pursuant to the Medicare as Secondary Payer (“MSP”) statute to recover for Medicare expenditures made from May 21, 2002 to the present. Defendants’ Motion to Dismiss and Plaintiffs’ Motion for Partial Summary Judgment were filed in July 2008 and have been fully briefed. A hearing on the motions was held on November 20, 2008 and, on March 5, 2009, the court granted the Defendants’ Motion to Dismiss the case. On March 13, 2009, plaintiffs moved for reconsideration which was denied by the court.